SCAN TO
VIEW MATERIALS & VOTE

COHBAR, INC.
1455 ADAMS DRIVE
SUITE 1308
MENLO PARK, CA 94025

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [ ]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CWBR2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on [ ]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V22932-TBD — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COHBAR, INC.

The Board of Directors recommends you vote FOR each of the nominees listed in the following Proposal 5:

	For All	Withhold All	For All Except
5. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees (if any of Proposal Nos. 1, 2 and 3 are not approved):

01) David Greenwood
02) Albion J. Fitzgerald
03) Carol Nast
04) Misha Petkevich
05) Joseph J. Sarret
06) Stephanie Tozzo
07) Joanne Yun

NOTE: As disclosed in the accompanying proxy statement, the Board of Directors has nominated each of the above nominees if any of Proposal Nos. 1, 2 or 3 are not approved.

Nominees (if Proposal Nos. 1, 2 and 3 are approved):

08) Misha Petkevich
09) Joanne Yun

NOTE: As disclosed in the accompanying proxy statement, the Board of Directors has nominated each of the above nominees if Proposal Nos. 1, 2 and 3 are approved. Additionally, if Proposal Nos. 1, 2 and 3 are approved, Mr. Petkevich and Ms. Yun are elected and the Merger is completed, it is expected that Mr. Petkevich and Ms. Yun will appoint James Manuso, Alan List, George Ng and James Bianco to the Board of Directors immediately after the completion of the Merger.

The Board of Directors recommends you vote FOR the following Proposals 1, 2, 3, 4, 6, 7 and 8:

	For	Against	Abstain
1. To approve (i) the issuance of shares of CohBar Common Stock, which will represent more than 20% of the shares of CohBar Common Stock outstanding immediately prior to the Merger, to stockholders of Morphogenesis, pursuant to the terms of the Merger Agreement, a copy of which is attached as Annex A to the accompanying proxy statement, and (ii) the change of control of CohBar resulting from the Merger, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively.	☐	☐	☐
2. To approve an amendment to the CohBar Charter at the option of the Board of Directors to increase the number of authorized shares of CohBar Common Stock to 200,000,000 and increase the number of authorized shares of CohBar Preferred Stock to 20,000,000.	☐	☐	☐
3. To adopt and approve an amendment to the CohBar Charter to effect a reverse stock split of CohBar Common Stock, by a ratio of not less than 1-for-1.5 and not more than 1-for-6, such ratio and the implementation and timing of the reverse stock split to be determined in the discretion of the Board of Directors.	☐	☐	☐
4. To approve, on an advisory (non-binding) basis, certain compensation payments that will or may be made by CohBar to its named executive officers in connection with the Merger.	☐	☐	☐
6. To ratify the appointment of Marcum LLP as CohBar's independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐
7. To approve the TuHURA Biosciences, Inc. 2023 Equity Incentive Plan, in the form attached as Annex H to the accompanying proxy statement.	☐	☐	☐
8. To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2, 3, 4 and 7.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V22933-TBD

COHBAR, INC.
Special Meeting of Stockholders
[ ]
This proxy is solicited by the Board of Directors

The undersigned stockholders(s) hereby appoint(s) Dr. Joseph Sarret and Jeff Biunno, or either of them, as proxies, each having the full power of substitution and revocation, and hereby authorize(s) them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COHBAR, INC. that the undersigned stockholder(s) is/are entitled to vote at said meeting and any adjournment or postponement thereof on all matters set forth on the reverse side and in its/their discretion upon such other matters as may properly come before the Special Meeting of Stockholders.

The Special Meeting of Stockholders of CohBar, Inc. will be held virtually. In order to attend and vote at the Special Meeting, you will need to log in to the Special Meeting at *www.virtualshareholdermeeting.com/CWBR2023*. Further instructions on how to attend and vote during the Special Meeting are contained in the Proxy Statement in the sections titled "Questions and Answers About the Merger."

The undersigned hereby acknowledge(s) receipt of a copy of CohBar, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 9, 2023, as amended by the Amendment No. 1 on Form 10-K/A, filed on April 28, 2023, and the Proxy Statement, dated [ ], 2023. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of CohBar, Inc., gives notice of such revocation.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the recommendations of the Board of Directors and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by the proxy may be voted for a substitute nominee selected by the Board of Directors.

Continued and to be signed on reverse side